UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

SOMAXON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Stevens Ave., Suite 200, Solana Beach, CA	92075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 5, 2012, the stockholders of Somaxon Pharmaceuticals, Inc. (the “Company”) voted to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio of 1-for-8, and a decrease in the number of authorized shares of the Company’s common stock to 25,000,000 shares, subject to the authority of the Company’s Board of Directors’ to abandon such amendment.

On October 10, 2012, the Company’s Board of Directors authorized such amendment, and the Company filed a Certificate of Amendment to effect such amendment with the Secretary of State of the State of Delaware on October 11, 2012 (the “Certificate of Amendment”).

The Certificate of Amendment provides that it will become effective as of 5:00 p.m., Pacific Time, on October 11, 2012, at which time every eight shares of the Company’s issued and outstanding common stock will be automatically combined into one issued and outstanding share of the Company’s common stock, without any change in the par value per share. No fractional shares are to be issued. Stockholders of record who otherwise would be entitled to receive fractional shares are entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing sale price per share as reported by the NASDAQ Capital Market on October 11, 2012 (the last trading day preceding the effective date of the reverse stock split). The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Trading of the Company’s common stock will continue on the NASDAQ Capital Market on a reverse stock split-adjusted basis. The new CUSIP number for the Company’s common stock following the reverse stock split is 834453 201.

A copy of the press release announcing the effectiveness of the reverse stock split and the decrease in the number of authorized shares of the Company’s common stock, is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 5, 2012, the Company held a Special Meeting of Stockholders (the “Special Meeting”). The following is a brief description of each matter voted upon at the Special Meeting and the number of votes cast for or against and the number of abstentions with respect to each matter, as applicable.

1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio of 1-for-8, and a decrease in the number of authorized shares of the Company’s common stock to 25,000,000 shares, subject to the Board of Directors’ authority to abandon such amendment (“Proposal No. 1”).

FOR	AGAINST	ABSTAIN
39,017,348	7,675,227	19,912

In accordance with the above results, Proposal No. 1 was approved.

2.	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1 (“Proposal No. 2”).

FOR	AGAINST	ABSTAIN
39,116,810	6,770,592	825,082

In accordance with the above results, Proposal No. 2 was approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
Description of Exhibit
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Somaxon Pharmaceuticals, Inc., effective 5:00 p.m. Pacific Time, October 11, 2012
99.1	Press release, dated October 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: October 11, 2012

	By:	/s/ Matthew W. Onaitis

Name: Matthew W. Onaitis Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Somaxon Pharmaceuticals, Inc., effective 5:00 p.m. Pacific Time, October 11, 2012

99.1	Press release, dated October 11, 2012